Exhibit 1.2






                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

          PREFERREDPLUS CLASS A 7.65 % TRUST CERTIFICATES SERIES ELP-1 PREFERREDPLUS CLASS B 0.10 % TRUST CERTIFICATES SERIES ELP-1

                          SUPPLEMENTAL TERMS AGREEMENT


                                                                   April 4, 2002


To:      Merrill Lynch Depositor, Inc.
         World Financial Center
         North Tower
         New York, New York 10281
         Attention: Barry N. Finkelstein


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), has issued and sold 1,630,160 PreferredPLUS Class A 7.65% Trust Certificates Series ELP-1 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 1,630,160 PreferredPLUS Class B 0.10% Trust Certificates Series ELP-1 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities"). We further understand that the Company proposes to issue and sell 400,000 additional Class A Certificates and 400,000 additional Class B Certificates.

         Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of additional Underwritten Securities at the purchase price set forth below.

         The additional Underwritten Securities shall have the following terms:


Title: PreferredPLUS 7.75% Trust Certificates Series ELP-1, offered in two classes (Class A Trust Certificates and Class B Trust Certificates)

Ratings: BBB from Standard & Poor's and Baa2 from Moody's

Amount:  400,000 Class A Trust Certificates

         400,000 Class B Trust Certificates

Class A Trust Certificate Denominations: stated amount of $25 and integral multiples thereof
Class B Trust Certificate Denominations: notional principal amount of $25 and integral multiples thereof

Currency of payment:  U.S. dollars

Distribution rate or formula: Holders of Class A Trust Certificates will be entitled to distributions at 7.65% per annum through January 15, 2032, unless the Class A Trust Certificates are redeemed or called prior to such date. Holders of Class B Trust Certificates will be entitled to distributions at 0.10% per annum through January 15, 2032, unless the Class B Trust Certificates are redeemed or called prior to such date.

Cut-off Date:  March 25, 2002

Distribution payment dates:  January 15 and July 15, commencing July 15, 2002

Regular record dates: As long as the Underlying Securities are represented by one or more global certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a different record date is established for the Underlying Securities. If the Underlying Securities are no longer represented by one or more global certificated securities, the distribution payment date will be at least one Business Day prior to the relevant distribution payment dates.

Stated maturity date:  January 15, 2032

Sinking fund requirements:  None

Conversion provisions:  None

Listing requirements:  Class A listed on the New York Stock Exchange

Black-out provisions:  None

Fixed or Variable Price Offering: Fixed Price Offering

Class A Trust Certificate Purchase Price: $25 per Class A Trust Certificate Class B Trust Certificate Purchase Price: $0.255 per Class B Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location: April 9, 2002, Shearman & Sterling, 599 Lexington Avenue, New York, New York.

         Please accept this offer no later than 10:00 A.M. (New York City time) on April 4, 2002 by signing a copy of this Supplemental Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED

                                    By  /s/ Barry Finkelstein
                                       -------------------------------------
                                        Authorized Signatory




Accepted:

MERRILL LYNCH DEPOSITOR, INC.


By  /s/ Barry Finkelstein
   -------------------------------
    Name:  Barry N. Finkelstein
    Title: President